EXHIBIT 23.3

               Consent of Skadden, Arps, Slate, Meagher & Flom LLP


The Board of Directors
US Airways Group, Inc.
US Airways, Inc.:

     We consent to reference to our firm under the heading "Certain United States Federal Income Tax Consequences" in the prospectus. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.



                                          /s/ Skadden, Arps, Slate, Meagher &
                                          Flom LLP




Washington, D.C.
June 2, 1999
EXHIBIT 23.3